UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2016

Willamette Valley Vineyards, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-21522	93-0981021
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8800 Enchanted Way SE
Turner, OR 97392

(Address of principal executive offices)

(503) 588-9463

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2016, by the vote of shareholders of Series A Redeemable Preferred Stock, Willamette Valley Vineyards (the “Company”) increased the authorized shares of Series A Redeemable Preferred Stock to 2,857,548.  Additionally, the vote authorized the Board of Directors (the “Board”) to make future increases in the number of preferred shares without requiring a further vote of the Series A Redeemable Preferred Stock shareholders.

On March 15, 2016, the Company filed an Amended and Restated Certificate of Designation of the Series A Redeemable Preferred Stock (the “Amendment”) with the Oregon Corporation Division.  The Amendment incorporates the approved actions from the heretofore mentioned shareholder vote.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amended and Restated Certificate of Designation of the Preferences, Limitations, and Relative Rights of the Series A Redeemable Preferred Stock of Willamette Valley Vineyards, Inc., attached hereto as Exhibit 4.1 and are incorporate herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 4.1 Amended and Restated Certificate of Designation of the Preferences, Limitations, and Relative Rights of the Series A Redeemable Preferred Stock of Willamette Valley vineyards, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: March 16, 2016	By:	/s/ JAMES W. BERNAU

James W. Bernau
President